EXHIBIT 99.1

News Release

DARLING INGREDIENTS INC. REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS:
Robust Global Food Segment, Steady Fuel Segment Performance

May 8, 2019 - IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR), a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and customized specialty solutions for customers in the pharmaceutical, food, pet food, feed, industrial, fuel, bioenergy, and fertilizer industries, today announced financial results for the 2019 first quarter ended March 30, 2019.

First Quarter 2019 Overview

•	Revenue of $835.1 million

•	Net income of $18.0 million

•	Adjusted EBITDA of $103.4 million

•	Difficult winter and North America flooding impacted operations

•	Continued strong global raw material volumes, up 2.7 percent year over year

•	High global slaughter volumes, China trade disruptions and African Swine Fever (ASF) created lower pricing environment for Feed segment fats and proteins

•	Collagen business drove record Food segment earnings

•	Diamond Green Diesel (“DGD”) JV issued $17.7 million partner dividend in early April

•	Launched and priced U.S. Bonds refinance in late March, extending maturity from 2022 to 2027 with more favorable terms

For the first quarter of 2019, the Company reported net sales of $835.1 million, as compared with net sales of $875.4 million for the first quarter of 2018. Net income attributable to Darling for the three months ended March 30, 2019 was $18.0 million, or $0.11 per diluted share, compared to a net income of $97.3 million, or $0.58 per diluted share, for the first quarter of 2018. The year-over-year decrease in net income for the first quarter 2019 is primarily due to the inclusion of the 2017 retroactive blenders tax credit (“BTC”) in the results for the first quarter 2018, as compared to no BTC, to date, in 2019. Additionally, lower pet grade protein margins, higher energy costs due to a difficult winter, FX variance and costs associated with North America flooding negatively impacted earnings.

Comments on the First Quarter 2019

“Our teams executed well during the first quarter 2019 despite headwinds impacting our finished product pricing, challenging weather events disrupting some of our operations in North America and African Swine Fever pressuring the global marketplace,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “Global volumes trended higher, the Food segment reported record results, and we delivered overall improved adjusted EBITDA when adjusting the prior year for the BTC and a stronger U.S. dollar.”

“Construction is underway on Super Diamond that increases annual production capacity at our Diamond Green Diesel JV to 675 million gallons of renewable diesel plus additional renewable naphtha. We anticipate completion in fourth quarter 2021,” Stuewe concluded.

News Release May 8, 2019 Page 2

Operational Update by Segment

•
Feed Ingredients - Pricing environment pressured by ample oilseed supplies with slight improvement in fats pricing. China trade disruptions and ASF weighed on protein values along with seasonally weaker demand for North America pet food. Extreme weather events, including Midwest flooding, disrupted logistics and plant operations in North America. Strong slaughter drove global volumes up 3 percent year-over-year.

•
Food Ingredients - Rousselot collagen business excelled operationally and gained market share, delivering robust earnings led by volume growth in new product mix changes and improved margins, which more than offset lower CTH casings margins from decreased sales volumes. Lower segment sales resulted from the 2018 Argentina collagen plant closure while China and South American markets performed as expected. Strengthening Euro tempered margins at European operations. Deflationary global palm oil markets pressured Sonac edible fats margins.

•
Fuel Ingredients - Segment showed consistent performance absent the $12.6 million BTC that was made retroactive for 2017 and booked in February 2018. Ecoson bioenergy operations delivered improved performance with the addition of our Belgium digester contributing solid earnings. Rendac, our European disposal rendering business, reflected softened results with lower livestock and slaughter volumes. North American biodiesel facilities reported steady earnings without the BTC.

•
Diamond Green Diesel Joint Venture (DGD) - DGD met expectations with first quarter earnings impacted by the reversal of hedge gain realized in the 2018 fourth quarter. Results reflect entity level EBITDA of $0.84 per gallon on 71.1 million gallons of sales. Since its latest expansion to 275 million gallons, DGD is tracking on target when averaging Q4 2018 and Q1 2019 EBITDA per gallon to a net run rate of $1.24 EBITDA per gallon. JV partner dividend of $17.7 million received early April 2019. Super Diamond phase three expansion is underway and on schedule, expanding capacity by 400 million gallons in a parallel plant, which will increase annual production to 675 million gallons of renewable diesel plus an additional 50-60 million gallons of renewable naphtha for green gasoline markets. Estimated expansion costs of $1.1 billion is expected to be substantially funded by entity’s cash flows.

Financial Update by Segment

Feed Ingredients	Three Months Ended
($ thousands)	March 30, 2019	March 31, 2018
Net sales	$495,819	$485,798
Selling, general and administrative expenses	48,831	48,265
Depreciation and amortization	49,369	46,789
Segment operating income	15,151	21,656
EBITDA	$64,520	$68,445
*EBITDA calculated by adding depreciation and amortization to segment operating income.

•
Feed Ingredients operating income for the three months ended March 30, 2019 was $15.2 million, a decrease of $6.5 million or (30.0)% as compared to the three months ended March 31, 2018. Feed Ingredients segment operating income was down in the three months ended March 30, 2019 as compared to the same period in fiscal 2018 due to an increase in raw material prices relative to the sales price in the domestic markets and less favorable

News Release May 8, 2019 Page 3

supply volume mix which compressed margins in the international markets that more than offset higher volumes and higher prices in North American markets.

Food Ingredients	Three Months Ended
($ thousands)	March 30, 2019	March 31, 2018
Net sales	$279,164	$305,520
Selling, general and administrative expenses	21,887	23,861
Depreciation and amortization	19,511	20,640
Segment operating income	23,648	11,834
EBITDA	$43,159	$32,474
*EBITDA calculated by adding depreciation and amortization to segment operating income.

•
Food Ingredients operating income was $23.6 million for the three months ended March 30, 2019, an increase of $11.8 million or 100.0% as compared to the three months ended March 31, 2018. The increase was primarily due to improved results in gelatin and collagen markets. The Company’s edible fat prices were lower as a result of lower competing fat markets as compared to the same period in fiscal 2018. The casings business delivered lower earnings due to lower sales volumes and lower margins as compared to the same period in fiscal 2018.

Fuel Ingredients	Three Months Ended
($ thousands)	March 30, 2019	March 31, 2018
Net sales	$60,121	$84,056
Selling, general and administrative expenses	(754)	(1,398)
Depreciation and amortization	7,798	8,471
Segment operating income	3,000	17,157
EBITDA	$10,798	$25,628
*EBITDA calculated by adding depreciation and amortization to segment operating income.

•
Exclusive of the DGD Joint Venture, the Company’s Fuel Ingredients segment income for the three months ended March 30, 2019 was $3.0 million, a decrease of $14.2 million or (82.6)% as compared to the same period in fiscal 2018. The decrease in earnings is primarily related to the fiscal 2017 blenders tax credits recorded in the first quarter of fiscal 2018 in North America as compared to no blenders tax credits booked in the same period of fiscal 2019.

News Release May 8, 2019 Page 4

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Periods Ended March 30, 2019 and March 31, 2018
(in thousands, except per share data)
(unaudited)

	Three Months Ended
			$ Change
	March 30,	March 31,	Favorable
	2019	2018	(Unfavorable)
Net sales	$835,104	$875,374	$(40,270)
Costs and expenses:
Cost of sales and operating expenses	646,663	678,099	31,436
Selling, general and administrative expenses	85,003	86,902	1,899
Depreciation and amortization	79,164	78,619	(545)
Total costs and expenses	810,830	843,620	32,790
Operating income	24,274	31,754	(7,480)
Other expense:
Interest expense	(19,876)	(23,124)	3,248
Foreign currency loss	(732)	(1,481)	749
Other expense, net	(2,525)	(2,516)	(9)
Total other expense	(23,133)	(27,121)	3,988
Equity in net income of unconsolidated subsidiaries	23,773	97,154	(73,381)
Income before income taxes	24,914	101,787	(76,873)
Income taxes expense	5,274	3,712	(1,562)
Net income	19,640	98,075	(78,435)
Net income attributable to noncontrolling interests	(1,628)	(770)	(858)
Net income attributable to Darling	$18,012	$97,305	$(79,293)
Basic income per share:	$0.11	$0.59	$(0.48)
Diluted income per share:	$0.11	$0.58	$(0.47)

Number of diluted common shares:	168,660	167,742

News Release May 8, 2019 Page 5

Darling Ingredients Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
March 30, 2019 and December 29, 2018
(in thousands)

	March 30,	December 29,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$95,716	$107,262
Restricted cash	107	107
Accounts receivable, net	371,339	385,737
Inventories	339,882	341,028
Prepaid expenses	39,070	35,247
Income taxes refundable	4,102	6,462
Other current assets	20,959	22,099
Total current assets	871,175	897,942

Property, plant and equipment, less accumulated depreciation, net	1,691,558	1,687,858
Intangible assets, net	579,313	595,862
Goodwill	1,222,382	1,229,159
Investment in unconsolidated subsidiaries	433,381	410,177
Operating lease right-of-use assets	129,721	—
Other assets	53,487	53,375
Deferred income taxes	14,037	14,981
	$4,995,054	$4,889,354

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$23,693	$7,492
Accounts payable, principally trade	192,511	219,479
Income taxes payable	8,861	4,043
Current operating lease liabilities	39,776	—
Accrued expenses	281,331	309,484
Total current liabilities	546,172	540,498

Long-term debt, net of current portion	1,663,763	1,666,940
Long-term operating lease liabilities	89,100	—
Other non-current liabilities	113,984	115,032
Deferred income taxes	225,336	231,063
Total liabilities	2,638,355	2,553,533

Commitments and contingencies
Total Darling's stockholders' equity:	2,290,539	2,273,048
Noncontrolling interests	66,160	62,773
Total stockholders' equity	$2,356,699	$2,335,821
	$4,995,054	$4,889,354

News Release May 8, 2019 Page 6

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Three Months Ended March 30, 2019 and March 31, 2018
(in thousands)
(unaudited)

	Three Months Ended
	March 30,	March 31,
Cash flows from operating activities:	2019	2018
Net income	$19,640	$98,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,164	78,619
Gain on disposal of property, plant, equipment and other assets	(4,250)	(462)
Gain on insurance proceeds from insurance settlements	(845)	(503)
Deferred taxes	(2,901)	(2,649)
Increase in long-term pension liability	646	159
Stock-based compensation expense	10,327	8,992
Write-off deferred loan costs	27	—
Deferred loan cost amortization	1,574	2,939
Equity in net income of unconsolidated subsidiaries	(23,773)	(97,154)
Distribution of earnings from unconsolidated subsidiaries	—	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	11,692	(14,590)
Income taxes refundable/payable	7,270	(1,384)
Inventories and prepaid expenses	(5,063)	(10,182)
Accounts payable and accrued expenses	(43,016)	(38,422)
Other	(1,891)	3,486
Net cash provided by operating activities	48,601	26,924
Cash flows from investing activities:
Capital expenditures	(84,269)	(56,587)
Acquisition, net of cash acquired	(1,431)	—
Investment of unconsolidated subsidiaries	—	(3,500)
Proceeds from sale of investment in subsidiary	—	2,805
Gross proceeds from disposal of property, plant and equipment and other assets	7,868	1,479
Proceeds from insurance settlement	845	503
Payments related to routes and other intangibles	(2,778)	(15)
Net cash used by investing activities	(79,765)	(55,315)
Cash flows from financing activities:
Proceeds from long-term debt	2,138	3,876
Payments on long-term debt	(10,974)	(9,622)
Borrowings from revolving credit facility	156,829	135,184
Payments on revolving credit facility	(138,147)	(80,019)
Net cash overdraft financing	14,525	(331)
Deferred loan costs	—	(1,094)
Issuance of common stock	12	182
Minimum withholding taxes paid on stock awards	(3,190)	(2,018)
Net cash provided by financing activities	21,193	(46,158)
Effect of exchange rate changes on cash	(1,575)	(1,672)
Net increase in cash, cash equivalents and restricted cash	(11,546)	16,095
Cash, cash equivalents and restricted cash at beginning of period	107,369	106,916
Cash, cash equivalents and restricted cash at end of period	$95,823	$123,011
Supplemental disclosure of cash flow information:
Accrued capital expenditures	$(8,623)	$(1,934)
Cash paid during the period for:
Interest, net of capitalized interest	$21,602	$19,142
Income taxes, net of refunds	$2,894	$7,120
Non-cash financing activities:
Operating lease right of use asset	$4,794	$—
Debt issued for assets	$—	$17

News Release May 8, 2019 Page 7

Selected financial information for the Company's Diamond Green Diesel Joint Venture is as follows:

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
March 31, 2019 and December 31, 2018
(in thousands)

	March 31,	December 31,
	2019	2018

Assets:
Total current assets	$225,948	$186,258
Property, plant and equipment, net	591,927	576,384
Other assets	26,427	24,601
Total assets	$844,302	$787,243

Liabilities and members' equity:
Total current portion of long term debt	$276	$189
Total other current liabilities	44,440	40,619
Total long term debt	9,010	8,485
Total other long term liabilities	4,612	539
Total members' equity	785,964	737,411
Total liabilities and members' equity	$844,302	$787,243

Diamond Green Diesel Joint Venture
Operating Financial Results
Three Months Ended March 31, 2019 and March 31, 2018
(in thousands)
(unaudited)

	Three Months Ended
			$ Change
	March 31,	March 31,	Favorable
	2019	2018	(Unfavorable)
Revenues:
Operating revenues	$302,718	$150,321	$152,397
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	243,063	(49,821)	(292,884)
Depreciation, amortization and accretion expense	11,418	6,120	(5,298)
Total costs and expenses	254,481	(43,701)	(298,182)
Operating income	48,237	194,022	(145,785)
Other income	641	377	264
Interest and debt expense, net	(324)	—	(324)
Net income	$48,554	$194,399	$(145,845)

News Release May 8, 2019 Page 8

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA
First Quarter 2019 as compared to First Quarter 2018

	Three Months Ended - Year over Year
Adjusted EBITDA	March 30,	March 31,
(U.S. dollars in thousands)	2019	2018

Net income attributable to Darling	$18,012	$37,305
Depreciation and amortization	79,164	78,619
Interest expense	19,876	23,124
Income tax expense	5,274	3,712
Foreign currency loss	732	1,481
Other expense, net	2,525	2,516
Equity in net (income) of unconsolidated subsidiaries	(23,773)	(97,154)
Net income attributable to noncontrolling interests	1,628	770
Adjusted EBITDA	$103,438	$110,373
Foreign currency exchange impact (1)	6,056	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$109,494	$110,373

DGD Joint Venture Adjusted EBITDA (Darling's share)	$29,828	$100,071

(1) The average rates assumption used in the calculation was the actual fiscal average rate for the three months ended March 30, 2019 of €1.00:USD$1.14 and CAD$1.00:USD$0.75 as compared to the average rate for the three months ended March 31, 2018 of €1.00:USD$1.23 and CAD$1.00:USD $0.80, respectively.

About Darling
Darling Ingredients Inc. is a global developer and producer of sustainable natural ingredients from edible and inedible bio-nutrients, creating a wide range of ingredients and customized specialty solutions for customers in the pharmaceutical, nutraceutical, food, pet food, feed, industrial, fuel, bioenergy and fertilizer industries.  With operations on five continents, the Company collects and transforms all aspects of animal by-product streams into useable and specialty ingredients, such as gelatin, edible fats, feed-grade fats, animal proteins and meals, plasma, pet food ingredients, organic fertilizers, yellow grease, fuel feedstocks, green energy, natural casings and hides. The Company also recovers and converts recycled oils (used cooking oil and animal fats) into valuable feed and fuel ingredients, and collects and processes residual bakery products into feed ingredients.  In addition, the Company provides environmental services, such as grease trap collection and disposal services to food service establishments and disposal services for waste solids from the wastewater treatment

News Release May 8, 2019 Page 9

systems of industrial food processing plants. The Company sells its products domestically and internationally and operates within three industry segments: Feed Ingredients, Food Ingredients and Fuel Ingredients. For additional information, visit the Company's website at http://www.darlingii.com.

Darling Ingredients Inc. will host a conference call to discuss the Company’s first quarter 2019 financial results at 8:30 am Eastern Time (7:30 am Central Time) on Thursday, May 9, 2019. To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please refer to access code 10130603. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through May 16, 2019, by dialing 1-877-344-7529 (U.S. callers), 855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 10130603. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:
Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at March 30, 2019. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Cautionary Statements Regarding Forward-Looking Information:
{This media release contains “forward-looking” statements that are subject to risks and uncertainties that could cause the actual results of Darling Ingredients Inc. (the “Company”) to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company’s control. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1

News Release May 8, 2019 Page 10

flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the recent African Swine Fever (“ASF”) outbreak in China; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this presentation or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:
Melissa A. Gaither, VP IR and Global Communications 251 O’Connor Ridge Blvd., Suite 300, Irving, Texas 75038	Email : mgaither@darlingii.com Phone : 972-281-4478